Exhibit 32.2

                    MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.

              CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Maxus Real Property Investors-Four, L.P. (the "Partnership") on Form 10-KSB for the period ending November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John W. Alvey, Vice President, Chief Financial and Accounting Officer of Maxus Capital Corp., General Partner of the Partnership, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of November 30, 2003 (the last date of the period covered by the Report).


/s/ John W. Alvey
-----------------------------
John W. Alvey
Vice President, Treasurer and
Chief Financial Officer of
Maxus Capital Corp.,
General Partner of the Partnership
February 12, 2004